UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 6, 2020

Atossa Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35610	26-4753208

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

107 Spring Street Seattle, Washington	98104

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 325-6086

Atossa Genetics Inc.
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuance to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.18 par value	ATOS	Nasdaq Capital Market

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 6, 2020, the Company’s corporate name was changed from “Atossa Genetics Inc.” to “Atossa Therapeutics, Inc.” (the “Name Change”) to more clearly reflect its increased focus on developing therapies to treat breast cancer, breast density and other breast conditions. The Name Change was effectuated by filing a Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (the “Certificate of Amendment”).  The Company also amended and restated its Bylaws (the “Amended and Restated Bylaws”) to reflect the Name Change.

The Name Change does not affect the rights of the Company's stockholders and there were no changes to the Certificate of Incorporation or the Amended and Restated Bylaws other than to reflect the Name Change. The Company’s common stock, par value $0.18 per share (the “Common Stock”), will continue to trade on the Nasdaq Capital Market under the Symbol “ATOS” and there has been no change to the CUSIP number for the Common Stock.

The foregoing summary of the Certificate of Amendment and the Amended and Restated Bylaws does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Amendment and the Amended and Restated Bylaws which are filed as Exhibit 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Atossa Therapeutics, Inc. (filed herewith)
3.2	Amended and Restated Bylaws of Atossa Therapeutics, Inc. (filed herewith)

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2020	Atossa Therapeutics, Inc.
	By:	/s/ Kyle Guse
Kyle Guse
Chief Financial Officer, General Counsel and Secretary